Exhibit 99.1

Investors & Reporters May Contact:
Chris Reeves
VP Finance, Investor Relations
(678) 537-6576
ir@asburyauto.com

Asbury Automotive Group Reports Second Quarter Results
•Revenue of $4.4 billion
•Gross Profit of $752 million
•All-time record Parts & Service gross profit of $355 million
•Fourth quarter of sequential improvement in same store Used Retail gross profit per unit
•Net income of $153 million; adjusted net income, a non-GAAP measure, of $146 million
•EPS of $7.76 per diluted share; adjusted EPS, a non-GAAP measure, of $7.43 per diluted share
•Completed acquisition of The Herb Chambers Automotive Group on July 21, 2025; the sixteenth largest privately-owned dealership group based on 2024 revenue with approximately $3 billion in annual revenue
•Divested of nine stores in the period between April 1, 2025 through July 28, 2025 as part of ongoing capital allocation and portfolio optimization efforts; net proceeds of $250 - $270 million

DULUTH, GA. (July 29, 2025) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported second quarter 2025 net income of $153 million ($7.76 per diluted share), an increase of 443% from $28 million ($1.39 per diluted share) in second quarter 2024. The Company reported second quarter 2025 adjusted net income, a non-GAAP measure, of $146 million ($7.43 per diluted share), an increase of 13% from $129 million ($6.40 per diluted share) in second quarter 2024.

“I commend our team members for their sustained focus on growth, profitability and cost discipline," said David Hult, Asbury’s President and Chief Executive Officer. "This year, we have taken strategic steps to optimize our portfolio in order to position ourselves for continued, long-term operational success. This July, we welcomed The Herb Chambers Automotive Group to Asbury and we look forward to entering a new region of the country with a flagship group of operators and stores.”

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.

Adjusted net income for second quarter 2025 excludes, net of tax, $4 million of cyber insurance recovery proceeds ($0.19 per diluted share), $4 million related to gain on divestitures ($0.23 per diluted share) and $2 million of professional fees related to the acquisition of The Herb Chambers Automotive Group ($0.09 per diluted share).

Adjusted net income for second quarter 2024 excludes, net of tax, $101 million of non-cash asset impairments ($5.02 per diluted share), gain on divestitures of $3 million ($0.13 per diluted share), and losses related to hail damage of $2 million ($0.11 per diluted share).

Second Quarter 2025 Operational Summary
Total Company vs. 2nd Quarter 2024:
•Revenue of $4.4 billion, increase of 3%
•Gross profit of $752 million, increase of 3%
•Gross margin decreased 1 bps to 17.2%
•New vehicle unit volume increase of 4%; new vehicle revenue increase of 6%; new vehicle gross profit increase of 3%
•Used vehicle retail unit volume decrease of 6%; used vehicle retail revenue decrease of 3%; used vehicle retail gross profit increase of 11%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,084, decrease of 3%
•Parts and service revenue increase of 4%; gross profit increase of 4%
•Selling, General and Administrative expenses (SG&A) as a percentage of gross profit of 63.2%, a 198 basis point reduction versus prior year
•Adjusted SG&A as a percentage of gross profit of 63.6%, a 119 basis point reduction versus prior year
•Operating margin of 5.9%
•Adjusted operating margin of 5.8%

Same Store vs. 2nd Quarter 2024:
•Revenue of $4.3 billion, increase of 5%
•Gross profit of $742 million, increase of 4%
•Gross margin decreased 9 bps to 17.2%
•New vehicle unit volume increase of 7%; new vehicle revenue increase of 9%; new vehicle gross profit increase of 4%
•Used vehicle retail unit volume decrease of 4%; used vehicle retail revenue decrease of 1%; used vehicle retail gross profit increase of 11%
•F&I PVR of $2,096, decrease of 4%
•Parts and service revenue increase of 6%; gross profit increase of 7%
•SG&A as a percentage of gross profit of 62.9%, a 183 basis point reduction versus prior year
•Adjusted SG&A as a percentage of gross profit of 63.2%, a 103 basis point reduction versus prior year
•Operating margin of 6.0%
•Adjusted operating margin of 5.9%

Liquidity and Leverage
As of June 30, 2025, the Company had cash and floorplan offset accounts of $318 million (which excludes $34 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $798 million for a total of $1.1 billion in liquidity. The Company’s transaction adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.46x at quarter end.

Earnings Call
Additional commentary regarding the second quarter results will be provided during the earnings conference call on Tuesday, July 29, 2025, at 10:00 a.m. ET.

The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.

In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13754714
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of June 30, 2025, Asbury operated 146 new vehicle dealerships, consisting of 189 franchises and representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times and the Company is listed in World’s Most Trustworthy Companies 2024 by Newsweek.

For additional information, visit www.asburyauto.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of present and new technologies, the ability to implement those technologies, and the ability to transition to new technologies from existing systems; management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, and business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business; market factors and changes thereto, including changes related to trade; Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, including in response to the imposition of tariffs; acts of God and other natural disasters, including hurricanes; acts of war or similar incidents; the shortage of automotive parts and components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally; governmental regulations and legislation, including changes in automotive state franchise laws and tariffs; our ability to execute our strategic and operational strategies and initiatives; our ability to leverage gains from Asbury’s dealership portfolio; our ability to capitalize on opportunities to repurchase Asbury’s debt and equity securities or purchase properties that Asbury currently leases; and our ability to stay within Asbury’s targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal or "core" business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.

Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition(s). For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.

The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.

Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2025	2024		2025	2024
REVENUE:
New vehicle	$2,303.9	$2,164.9	6%	$4,442.0	$4,229.1	5%
Used vehicle:
Retail	1,129.4	1,167.2	(3)%	2,208.3	2,358.5	(6)%
Wholesale	156.3	140.9	11%	313.2	306.4	2%
Total used vehicle	1,285.8	1,308.0	(2)%	2,521.6	2,664.9	(5)%
Parts and service	601.5	580.9	4%	1,189.1	1,171.2	2%
Finance and insurance, net	182.0	192.4	(5)%	368.9	382.1	(3)%
TOTAL REVENUE	4,373.1	4,246.2	3%	8,521.6	8,447.4	1%
COST OF SALES:
New vehicle	2,143.9	2,009.8	7%	4,138.9	3,911.2	6%
Used vehicle:
Retail	1,067.1	1,110.8	(4)%	2,089.8	2,237.2	(7)%
Wholesale	149.7	136.2	10%	298.3	294.8	1%
Total used vehicle	1,216.8	1,247.0	(2)%	2,388.1	2,532.0	(6)%
Parts and service	246.7	241.0	2%	491.6	497.2	(1)%
Finance and insurance	13.8	17.7	(22)%	26.9	26.3	2%
TOTAL COST OF SALES	3,621.2	3,515.5	3%	7,045.5	6,966.7	1%
GROSS PROFIT	751.9	730.7	3%	1,476.1	1,480.7	NM
OPERATING EXPENSES:
Selling, general and administrative	475.5	476.5	NM	931.8	945.1	(1)%
Depreciation and amortization	19.0	18.2	4%	38.2	36.9	4%
Asset impairments	—	135.4	NM	14.3	135.4	NM
INCOME FROM OPERATIONS	257.4	100.5	NM	491.7	363.3	35%
OTHER EXPENSES:
Floor plan interest expense	18.1	21.0	(14)%	38.8	43.8	(11)%
Other interest expense, net	41.4	45.1	(8)%	83.7	89.2	(6)%
Gain on dealership divestitures, net	(5.9)	(3.6)	NM	(10.1)	(3.6)	NM
Total other expenses, net	53.6	62.5	(14)%	112.5	129.4	(13)%
INCOME BEFORE INCOME TAXES	203.8	38.0	NM	379.2	233.9	62%
Income tax expense	51.0	9.9	NM	94.4	58.7	61%
NET INCOME	$152.8	$28.1	NM	$284.9	$175.2	63%
EARNINGS PER SHARE:
Basic—
Net income	$7.77	$1.40	NM	$14.50	$8.66	67%
Diluted—
Net income	$7.76	$1.39	NM	$14.46	$8.64	67%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.7	20.1		19.6	20.2
Restricted stock	—	0.1		—	—
Performance share units	—	—		0.1	0.1
Diluted	19.7	20.2		19.7	20.3
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	June 30, 2025	December 31, 2024	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$54.8	$69.4	$(14.7)	(21)%
Inventory, net (a)	1,942.2	1,978.8	(36.6)	(2)%
Total current assets	3,129.6	3,137.9	(8.3)	NM
Floor plan notes payable	1,288.6	1,694.7	(406.1)	(24)%
Total current liabilities	2,403.1	2,836.3	(433.3)	(15)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,045.0	$3,138.6	$(93.6)	(3)%
Shareholders' equity	3,777.0	3,502.1	274.9	8%
Total	$6,822.0	$6,640.7	$181.3	3%
_____________________________
(a) Excluding $49.4 million and $58.7 million of inventory classified as assets held for sale as of June 30, 2025 and December 31, 2024, respectively.

	June 30, 2025	December 31, 2024	June 30, 2024
Days Supply
New vehicle inventory	59	49	72
Used vehicle inventory	37	37	38
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended June 30,
	2025	2024
Luxury
Lexus	11%	10%
Mercedes-Benz	7%	7%
BMW	2%	2%
Land Rover	2%	2%
Porsche	2%	2%
Other luxury	6%	5%
Total luxury	30%	29%
Imports
Toyota	20%	20%
Honda	9%	9%
Hyundai	5%	5%
Kia	2%	2%
Other imports	4%	6%
Total imports	40%	42%
Domestic
Ford	13%	13%
Chrysler, Dodge, Jeep, Ram	9%	9%
Chevrolet, Buick, GMC	7%	8%
Total domestic	30%	29%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended June 30,
	2025	2024
Revenue mix
New vehicle	52.7%	51.0%
Used vehicle retail	25.8%	27.5%
Used vehicle wholesale	3.6%	3.3%
Parts and service	13.8%	13.7%
Finance and insurance, net	4.2%	4.5%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	21.3%	21.2%
Used vehicle retail	8.3%	7.7%
Used vehicle wholesale	0.9%	0.6%
Parts and service	47.2%	46.5%
Finance and insurance, net	22.4%	23.9%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Revenue
New vehicle	$2,303.9	$2,164.9	6%	$4,442.0	$4,229.1	5%
Used vehicle:
Retail	1,129.4	1,167.2	(3)%	2,208.3	2,358.5	(6)%
Wholesale	156.3	140.9	11%	313.2	306.4	2%
Total used vehicle	1,285.8	1,308.0	(2)%	2,521.6	2,664.9	(5)%
Parts and service	601.5	580.9	4%	1,189.1	1,171.2	2%
Finance and insurance, net	182.0	192.4	(5)%	368.9	382.1	(3)%
Total revenue	$4,373.1	$4,246.2	3%	$8,521.6	$8,447.4	1%
Gross profit
New vehicle	$160.0	$155.1	3%	$303.1	$317.9	(5)%
Used vehicle:
Retail	62.3	56.4	11%	118.5	121.4	(2)%
Wholesale	6.6	4.6	43%	15.0	11.6	29%
Total used vehicle	68.9	61.0	13%	133.5	132.9	NM
Parts and service	354.8	339.9	4%	697.5	674.0	3%
Finance and insurance, net	168.1	174.7	(4)%	342.1	355.8	(4)%
Total gross profit	$751.9	$730.7	3%	$1,476.1	$1,480.7	NM
Unit sales
New vehicle:
Luxury	9,318	8,719	7%	18,012	17,297	4%
Import	22,884	22,663	1%	44,581	44,150	1%
Domestic	12,235	11,297	8%	23,340	21,909	7%
Total new vehicle	44,437	42,679	4%	85,933	83,356	3%
Used vehicle retail	36,233	38,534	(6)%	71,648	78,023	(8)%
Used to new ratio	81.5%	90.3%		83.4%	93.6%
Average selling price
New vehicle	$51,846	$50,725	2%	$51,691	$50,736	2%
Used vehicle retail	$31,171	$30,289	3%	$30,822	$30,229	2%
Average gross profit per unit
New vehicle:
Luxury	$7,214	$6,830	6%	$7,045	$7,021	NM
Import	2,490	2,590	(4)%	2,452	2,705	(9)%
Domestic	2,927	3,260	(10)%	2,866	3,516	(19)%
Total new vehicle	3,601	3,633	(1)%	3,527	3,814	(8)%
Used vehicle retail	1,720	1,463	18%	1,654	1,556	6%
Finance and insurance	2,084	2,151	(3)%	2,171	2,205	(2)%
Front end yield (1)	4,840	4,755	2%	4,846	4,927	(2)%
Gross margin
Total new vehicle	6.9%	7.2%	(22) bps	6.8%	7.5%	(69) bps
Used vehicle retail	5.5%	4.8%	69 bps	5.4%	5.1%	22 bps
Parts and service	59.0%	58.5%	47 bps	58.7%	57.5%	111 bps
Total gross profit margin	17.2%	17.2%	(1) bps	17.3%	17.5%	(21) bps
Operating expenses
Selling, general and administrative	$475.5	$476.5	NM	$931.8	$945.1	(1)%
Adjusted selling, general and administrative	$478.2	$473.5	1%	$941.8	$942.1	NM
SG&A as a % of gross profit	63.2%	65.2%	(198) bps	63.1%	63.8%	(70) bps
Adjusted SG&A as a % of gross profit	63.6%	64.8%	(119) bps	63.8%	63.6%	18 bps
Income from operations as a % of revenue	5.9%	2.4%	352 bps	5.8%	4.3%	147 bps
Income from operations as a % of gross profit	34.2%	13.8%	2,048 bps	33.3%	24.5%	878 bps
Adjusted income from operations as a % of revenue	5.8%	5.6%	18 bps	5.8%	5.9%	(12) bps
Adjusted income from operations as a % of gross profit	33.9%	32.7%	116 bps	33.6%	33.9%	(27) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Revenue
New vehicle	$2,268.0	$2,087.6	9%	$4,364.6	$4,068.4	7%
Used vehicle:
Retail	1,114.1	1,128.8	(1)%	2,172.4	2,271.4	(4)%
Wholesale	154.3	137.4	12%	309.6	299.0	4%
Total used vehicle	1,268.4	1,266.2	NM	2,481.9	2,570.4	(3)%
Parts and service	590.8	559.3	6%	1,165.5	1,126.4	3%
Finance and insurance, net	180.1	187.6	(4)%	364.6	371.0	(2)%
Total revenue	$4,307.3	$4,100.7	5%	$8,376.7	$8,136.2	3%
Gross profit
New vehicle	$157.6	$151.6	4%	$298.3	$309.0	(3)%
Used vehicle:
Retail	61.6	55.7	11%	117.3	119.4	(2)%
Wholesale	6.5	4.7	40%	15.0	11.4	31%
Total used vehicle	68.2	60.3	13%	132.3	130.8	1%
Parts and service	349.5	327.9	7%	685.8	649.3	6%
Finance and insurance, net	166.2	169.9	(2)%	337.7	344.8	(2)%
Total gross profit	$741.5	$709.8	4%	$1,454.1	$1,433.9	1%
Unit sales
New vehicle:
Luxury	9,318	8,719	7%	18,012	17,134	5%
Import	22,306	21,174	5%	43,305	41,261	5%
Domestic	12,019	10,947	10%	22,901	21,241	8%
Total new vehicle	43,643	40,840	7%	84,218	79,636	6%
Used vehicle retail	35,648	37,027	(4)%	70,289	74,591	(6)%
Used to new ratio	81.7%	90.7%		83.5%	93.7%
Average selling price
New vehicle	$51,967	$51,116	2%	$51,826	$51,087	1%
Used vehicle retail	$31,252	$30,487	3%	$30,906	$30,452	1%
Average gross profit per unit
New vehicle:
Luxury	$7,221	$6,838	6%	$7,053	$7,026	NM
Import	2,479	2,645	(6)%	2,441	2,753	(11)%
Domestic	2,914	3,284	(11)%	2,862	3,534	(19)%
Total new vehicle	3,611	3,711	(3)%	3,542	3,880	(9)%
Used vehicle retail	1,729	1,503	15%	1,669	1,600	4%
Finance and insurance	2,096	2,182	(4)%	2,186	2,235	(2)%
Front end yield (1)	4,861	4,844	NM	4,876	5,013	(3)%
Gross margin
Total new vehicle	6.9%	7.3%	(31) bps	6.8%	7.6%	(76) bps
Used vehicle retail	5.5%	4.9%	60 bps	5.4%	5.3%	14 bps
Parts and service	59.2%	58.6%	53 bps	58.8%	57.6%	119 bps
Total gross profit margin	17.2%	17.3%	(9) bps	17.4%	17.6%	(26) bps
Operating expenses
Selling, general and administrative	$466.2	$459.3	2%	$912.5	$907.8	1%
Adjusted selling, general and administrative	$469.0	$456.2	3%	$922.4	$904.8	2%
SG&A as a % of gross profit	62.9%	64.7%	(183) bps	62.8%	63.3%	(56) bps
Adjusted SG&A as a % of gross profit	63.2%	64.3%	(103) bps	63.4%	63.1%	34 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2025			June 30, 2024
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)
Revenue from external customers	$4,293.6	$79.5	$4,373.1	$4,170.8	$75.4	$4,246.2
Intersegment revenue	74.1	—	74.1	54.5	—	54.5
	$4,367.8	$79.5	$4,447.3	$4,225.3	$75.4	$4,300.7
Reconciliation of revenue
Elimination of inter-segment revenue			(74.1)			(54.5)
Total consolidated revenue			$4,373.1			$4,246.2

Less:
Cost of sales
New vehicle	2,143.9	—		2,009.8	—
Used vehicle	1,216.8	—		1,247.0	—
Parts and service	256.9	—		255.9	—
Finance and insurance	—	59.3		—	55.3
Selling, general and administrative expenses
Personnel costs	318.8	—		315.0	—
Rent and related expenses	28.6	—		36.2	—
Advertising	17.1	—		15.4	—
Other selling, general and administrative expense	116.5	—		113.5	—
Other segment items	—	1.7		—	1.7
Depreciation and amortization	19.0	0.1		18.1	0.1
Floor plan interest expense	18.1	—		21.0	—
Segment operating income*	$232.1	$18.5	$250.6	$193.3	$18.3	$211.7

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(74.1)			(54.5)
Total intersegment cost of sales eliminations			55.6			52.5
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			7.2			5.2
Total intersegment eliminations			(11.3)			3.2
Asset impairments			—			(135.4)
Other interest expense, net			(41.4)			(45.1)
Gain on dealership divestitures, net			5.9			3.6
Income before income taxes			$203.8			$38.0
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

	For the Six Months Ended June 30, 2025			For the Six Months Ended June 30, 2024
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)
Revenue from external customers	$8,358.0	$163.6	$8,521.6	$8,297.9	$149.5	$8,447.4
Intersegment revenue	$136.5	—	136.5	$109.4	$—	$109.4
	$8,494.5	$163.6	$8,658.1	$8,407.3	$149.5	$8,556.8
Reconciliation of revenue
Elimination of inter-segment revenue			(136.5)			(109.4)
Total consolidated revenue			$8,521.6			$8,447.4

Less:
Cost of sales
New vehicle	4,138.9	—		3,911.2	—
Used vehicle	2,388.1	—		2,532.0	—
Parts and service	511.2	—		516.7	—
Finance and insurance	—	120.3		—	108.3
Selling, general and administrative expenses
Personnel costs	627.8	—		631.5	—
Rent and related expenses	49.8	—		65.9	—
Advertising	32.3	—		31.8	—
Other selling, general and administrative expense	229.0	—		223.8	—
Other segment items	—	3.6		—	3.5
Depreciation and amortization	38.1	0.1		36.7	0.2
Floor plan interest expense	38.8	—		43.8	—
Segment operating income*	$440.5	$39.6	$480.1	$413.8	$37.6	$451.4

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(136.5)			(109.4)
Total intersegment cost of sales eliminations			112.9			101.5
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			10.7			11.3
Total intersegment eliminations			(12.9)			3.5
Asset impairments			(14.3)			(135.4)
Other interest expense, net			(83.7)			(89.2)
Gain on dealership divestitures, net			10.1			3.6
Income before income taxes			$379.2			$233.9
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	March 31, 2025
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,045.0	$3,128.5
Cash and floor plan offset			(352.4)	(241.2)
TCA cash			34.2	37.2
Availability under our used vehicle floor plan facility			(323.1)	(273.7)
Adjusted long-term net debt			$2,403.7	$2,650.7

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$152.8	$28.1	$540.0	$415.4

Depreciation and amortization	19.0	18.2	76.3	75.6
Income tax expense	51.0	9.9	180.6	139.5
Swap and other interest expense	41.7	45.2	174.0	177.5
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$264.5	$101.4	$971.0	$808.0

Non-core items - expense (income):
Gain on dealership divestitures, net	$(5.9)	$(3.6)	$(15.1)	$(12.7)
Proceeds from franchise termination	—	—	(1.9)	(1.9)
Asset impairments	—	135.4	28.4	163.8
Hail damage	—	3.1	4.0	7.1
Hurricane Milton losses	—	—	6.4	6.4
Insurance recovery	(5.0)	—	(15.0)	(10.0)
Professional fees associated with acquisition	2.2	—	5.1	2.8
Total non-core items	(8.7)	134.8	11.9	155.4

Adjusted EBITDA	$255.8	$236.3	$982.9	$963.4

Impact of dealership acquisitions and divestitures			$(6.9)	$(1.1)
Transaction adjusted EBITDA			$976.0	$962.4

Transaction adjusted net leverage ratio			2.46	2.75

	Three Months Ended June 30, 2025
	GAAP	Gain on dealership divestitures, net	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$475.5	$—	$5.0	$(2.2)	$—	$478.2
Income from operations	$257.4	$—	$(5.0)	$2.2	$—	$254.6
Net income	$152.8	$(5.9)	$(5.0)	$2.2	$2.2	$146.3

Weighted average common share outstanding - diluted	19.7					19.7

Diluted EPS	$7.76	$(0.23)	$(0.19)	$0.09	$—	$7.43

SG&A as a % of gross profit	63.2%					63.6%
Income from operations as a % of revenue	5.9%					5.8%

SG&A (Same Store)	$466.2	$—	$5.0	$(2.2)	$—	$469.0
SG&A as a % of gross profit (Same Store)	62.9%					63.2%

	Three Months Ended June 30, 2024
	GAAP	Gain on dealership divestitures, net	Hail damage	Asset impairments	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$476.5	$—	$(3.1)	$—	$—	$473.5
Income from operations	$100.5	$—	$3.1	$135.4	$—	$238.9
Net income	$28.1	$(3.6)	$3.1	$135.4	$(33.8)	$129.1

Weighted average common share outstanding - diluted	20.2					20.2

Diluted EPS	$1.39	$(0.13)	$0.11	$5.02	$—	$6.40

SG&A as a % of gross profit	65.2%					64.8%
Income from operations as a % of revenue	2.4%					5.6%

SG&A (Same Store)	$459.3	$—	$(3.1)	$—	$—	$456.2
SG&A as a % of gross profit (Same Store)	64.7%					64.3%

	Six Months Ended June 30, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$931.8	$—	$—	$15.0	$(5.1)	$—	$941.8
Income from operations	$491.7	$—	$14.3	$(15.0)	$5.1	$—	$496.1
Net income	$284.9	$(10.1)	$14.3	$(15.0)	$5.1	$1.4	$280.6

Weighted average common share outstanding - diluted	19.7						19.7

Diluted EPS	$14.46	$(0.38)	$0.54	$(0.57)	$0.19	$—	$14.25

SG&A as a % of gross profit	63.1%						63.8%
Income from operations as a % of revenue	5.8%						5.8%

SG&A (Same Store)	$912.5	$—	$—	$15.0	$(5.1)	$—	$922.4
SG&A as a % of gross profit (Same Store)	62.8%						63.4%

	Six Months Ended June 30, 2024
	GAAP	Gain on dealership divestitures, net	Asset impairments	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$945.1	$—	$—	$(3.1)	$—	$942.1
Income from operations	$363.3	$—	$135.4	$3.1	$—	$501.7
Net income	$175.2	$(3.6)	$135.4	$3.1	$(33.8)	$276.2

Weighted average common share outstanding - diluted	20.3					20.3

Diluted EPS	$8.64	$(0.13)	$5.00	$0.11	$—	$13.62

SG&A as a % of gross profit	63.8%					63.6%
Income from operations as a % of revenue	4.3%					5.9%

SG&A (Same Store)	$907.8	$—	$—	$(3.1)	$—	$904.8
SG&A as a % of gross profit (Same Store)	63.3%					63.1%

	For the Six Months Ended June 30,
	2025	2024
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$316.4	$22.7
Change in Floor Plan Notes Payable—Non-Trade, net	(206.7)	59.9
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	220.8	170.7
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	3.5	148.7
Adjusted cash flow provided by operating activities	$334.0	$402.0